Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this pre-effective amendment to the registration statement on Form N-2 (File No. 333-277680) (the “Registration Statement”) of TriplePoint Venture Growth BDC Corp. (the “Company”) of our reports dated March 6, 2024, relating to the consolidated financial statements, financial highlights, and related notes of the Company and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), and of our report dated March 6, 2024 on the financial information in the Annual Report set forth under the heading “Liquidity and Capital Resources – Senior Securities” in Item 7 of Part II of the Annual Report, which report is attached as an exhibit to the Annual Report. We also consent to the reference to us under the headings “Senior Securities” and “Experts” in, and in Item 25 of Part C of, such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

April 15, 2024